                                                                   Exhibit 2(ii)

                         PLEDGE AND SECURITY AGREEMENT

     This Pledge and Security Agreement ("Security Agreement") is made and entered into effective as of the ___day of ___________, 1999, by and between Enviro-Clean of America, Inc., a Nevada corporation (the "Pledgor") in favor of Michael Rose (the "Secured Party").

                              W I T N E S S E T H:

        WHEREAS, Pledgor, pursuant to that one certain Stock Purchase Agreement dated as of August 31, 1999, among Enviro-Clean of America, Inc., a Nevada corporation, June Supply Corp., a Nevada corporation, June Supply - San Antonio, Inc., a Texas corporation, and Michael Rose and Alan Stafford (the "Stock Purchase Agreement"), (i) has purchased from Secured Party 500 shares of common stock in June Supply - San Antonio, Inc., a Texas corporation, which represents fifty percent (50%) of the issued and outstanding capital stock in June Supply - San Antonio, Inc., a Texas corporation, and (ii) has purchased from Alan Stafford 500 shares of common stock in June Supply - San Antonio, Inc., a Texas corporation, which represents the remaining fifty percent (50%) of the issued and outstanding capital stock in June Supply - San Antonio, Inc., a Texas corporation; and

        WHEREAS, June Supply Corp., a Nevada corporation, will be the survivor of an intended merger between it and June Supply - San Antonio, Inc., a Texas corporation; and

        WHEREAS, as used herein, the term the "Company" shall mean June Supply - San Antonio, Inc., a Texas corporation, and/or its survivor, June Supply Corp., a Nevada corporation, as the context requires; and

        WHEREAS, in consideration for the purchase of all of the issued and outstanding stock of the Company, Pledgor has delivered to the Secured Party, among other things, that one certain Promissory Note (the "Note") of even date herewith in the original principal amount of Five Hundred Eighty Seven Thousand Five Hundred and No/100 Dollars ($587,500.00); and

        WHEREAS, Secured Party has conditioned his agreement to sell all of his issued and outstanding stock of the Company to the Pledgor in exchange for the Note, certain other consideration, and the Pledgor's agreement to pledge to Secured Party the collateral described below and to execute and deliver this Agreement;

     NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                               SECURITY INTEREST

     Section 1.01. Grant of Security Interest. Pledgor hereby grants to Secured Party a security interest in, a general lien upon, and a right of set-off against the following described property (the "Collateral"):

     a. Fifty percent (50%) of the issued and outstanding capital stock of the Company; and

     b.   All proceeds, products, and accessions of and to any of the foregoing.

     The security interest in, general lien upon, and right of set-off against the Collateral is granted to Secured Party to secure (a) the payment and performance by Pledgor of the Note; (b) the performance of Pledgor of the covenants, terms, conditions, obligations and provisions of this Agreement; (c) all renewals, extensions, and modifications of the foregoing documents and any other documents executed in connection herewith or therewith; and (d) all costs, expenses, advances and liabilities which may be made or incurred by Secured Party in the disbursement, administration and collection of the Note and in the protection, maintenance and liquidation of the security interest hereby granted (the aforementioned obligations of the Pledgor are collectively referred to hereinafter as the "Secured Obligations" or the "Indebtedness").

     Section 1.02. Representations, Warranties, Covenants and Agreement by the Pledgor. The Pledgor hereby represents, warrants, covenants, and agrees to and with the Secured Party as follows:

     a.   Transfer of Collateral.  Pledgor shall not, without the express prior
          ----------------------
          written consent of the Secured Party, sell, encumber, pledge, hypothecate, dispose of, or grant any other security interest in the Collateral, regardless of whether same is allegedly or expressly inferior to the security interest granted hereby.

     b.   Payment of Impositions.  Pledgor shall pay, at the cost and expense of
          ----------------------
          the Pledgor, prior to delinquency, any tax, charge, lien, or assessment against the Collateral.

     c.   Defense.  Pledgor shall defend, at the cost and expense of the
          -------
          Pledgor, any action, claim, or demand affecting (i) the Collateral,
          (ii) the security interest granted hereby, (iii) the right, title, interest and benefit of the Pledgor in and to the Collateral, or (iv) the right, title, interest, and benefit of the Secured Party in and to the Collateral. Pledgor shall give Secured Party notice of any such action, claim or demand within five (5) days from the date such action, claim or demand is made or asserted, detailing the origin and nature thereof.

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     d.   Additional Documents.  Pledgor shall execute and deliver, at the cost
          --------------------
          and expense of the Pledgor, to the Secured Party such other and further certificates, documents and instruments as shall be deemed reasonably necessary by the Secured Party so as to maintain, give notice of, perfect, or otherwise assure the priority and perfection of the security interest granted hereby; provided, however, that for such purposes, the Secured Party hereby agrees to designate Kirschner & Pasternack, L.L.P. to hold the Collateral on behalf of Secured Party pursuant to the terms of that one certain Agency Agreement of even date herewith by and between Secured Party and Kirschner & Pasternack, L.L.P. (the "Agency Agreement"), a copy of which is attached as Exhibit "A" hereto. Secured Party and Kirschner & Pasternack, L.L.P. hereby agree to execute the Agency Agreement contemporaneously with the execution of this Agreement. At such time, Pledgor agrees to execute the Agency Agreement to evidence its consent to the terms thereto. Further, Pledgor shall execute and deliver to the Secured Party, from time to time, at the cost and expense of the Pledgor, such financing statements as the Secured Party may reasonably request, in a form satisfactory to Secured Party.

     e.   Ownership.  Pledgor, directly or through its wholly-owned subsidiary,
          ---------
          June Supply Corp., owns the Collateral and has the authority to grant this security interest as of the closing of the Stock Purchase Agreement.

     f.   Corporate Existence, Assets and Business.  Pledgor shall do, or cause
          ----------------------------------------
          to be done, all things necessary to preserve and keep in full force and effect the Company's corporate existence, rights and franchises and comply with all laws applicable to it; own and preserve, or cause to be owned and preserved, all the Company's property used or useful in the conduct of its business and keep same in good repair, working order and condition, and from time to time make, or cause to be made, all reasonable repairs and replacements, renewals, betterments and improvements thereto so that business carried on in conjunction therewith may be properly and advantageously conducted at all times; at all times Pledgor shall keep, or cause to be kept insurance with regard to the Company's insurable property in amounts not less than in effect prior to the Closing Date (as such term is defined in the Stock Purchase Agreement); and Pledgor shall cause the Company to continue carrying on its business in the ordinary course.

     g.   Payment of Debts, Taxes, Etc.  Pledgor shall (i) pay or cause to be
          -----------------------------
          paid all of the Company's debts and obligations promptly and in accordance with the terms of each obligation and (ii) pay or discharge or cause to be paid and discharged all taxes, assessments, and governmental charges or levies imposed upon the Company or upon the Company's income and profits, or upon any of the Company's property - real, personal or mixed - or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, material or supplies, or otherwise which, if unpaid, might become a lien or charge upon such properties, or any part thereof; provided, however, Pledgor shall not be required, under this subsection, to pay and discharge or cause to be paid or discharged any such tax, assessment, charge, levy or claim so long as (i) such tax, assessment, charge, levy or claim arose from events occurring prior to the Closing Date (as such term is defined in the Stock Purchase Agreement) or (ii) the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested.

     h.   Payment of Dividends.  Pending full satisfaction of the Indebtedness,
          --------------------
          Pledgor shall cause the value of the Company to be maintained in accordance with Section 8.02 of the Stock Purchase Agreement.

     Section 1.03. Power of Attorney. Secured Party is hereby authorized and appointed as agent and attorney-in-fact of the Pledgor, which appointment is coupled with an interest and shall be irrevocable so long as any of the Secured Obligations remain outstanding, to sign and deliver such documents, endorsements and instruments, and to take all such other actions, in the name of the Pledgor as Secured Party may deem necessary or advisable to perfect, preserve or foreclose Secured Party's security interest in and lien on the Collateral.

                                  ARTICLE II

                               EVENTS OF DEFAULT

     Section 2.01. Events. Any of the following events shall be considered an "Event of Default" as that term is used herein:

     a.   Principal and Interest Payments under Note.  Principal and interest
          ------------------------------------------
          under the Note or any other Indebtedness is not paid when due and such default continues for a period of ninety (90) days after such Indebtedness becomes due; or

     b.   Two Successive Missed Payments.  A particular installment payment
          ------------------------------
          under the Note is not paid when due and such default continues for a period of ten (10) days after such installment payment becomes due (a "Missed Payment") and the Pledgor was at least ten (10) days late in paying the installment payment that was due under the Note for the installment period immediately preceding the installment period when the Missed Payment was due; or

     c.   Involuntary Bankruptcy Proceedings.  A receiver, conservator,
          ----------------------------------
          custodian, liquidator, creditors' committee, board of inspectors, or trustee of Pledgor or of any of the property of Pledgor is created, engaged, retained, procured, authorized or appointed in the United States or under any law of any foreign country by the order or decree of any court or agency or supervisory authority having jurisdiction; or Pledgor becomes a debtor under the Bankruptcy Code of the United States or under the law of any foreign country, and is the subject of an order for relief, or becomes a bankrupt or insolvent; or any of Pledgor's property is sequestered, seized or attached in the United States or under any law of any foreign country by court order or decree; or a complaint, petition or similar pleading is filed against Pledgor under any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, in the United States or in any foreign country, whether such law is now in existence or hereafter in effect, and such filing is not dismissed within sixty (60) days of the date of such filing; or

     d.   Voluntary Petitions.   Pledgor files a petition in bankruptcy or
          -------------------
          reorganization or seeks relief under any provision of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, in the United States or in any foreign country, whether such law is now in existence or hereafter in effect, or Pledgor is the subject of an order for relief or winding-up petition entered by any bankruptcy court, or Pledgor consents to the filing of any petition against it under any such law in the United States or in any foreign country; or

     e.   Assignments, Conveyances or Transfers for Benefit of Creditors.
          --------------------------------------------------------------
          Pledgor makes an assignment, conveyance or transfer for the benefit of its creditors, or for the purpose of enforcing a lien against its property, or admits in writing its inability to pay its debts generally as they become due, or is generally not paying its debts as such debts become due, or consents to the appointment of a custodian, receiver, trustee, assignee or liquidator of all, substantially all, less than substantially all, or any part of the Pledgor's property for the purpose of enforcing a lien against the Pledgor's property; or

     f.   Breach of Terms of Agreement.  Pledgor breaches any of the terms of
          ----------------------------
          this Security Agreement, including any representation, warranty or covenant contained in Section 1.02, and such default continues for a period of thirty (30) days after written notice thereof by Secured Party to Pledgor; or

     g.   False Representation.  Any statement, representation or warranty made
          --------------------
          by Pledgor in, under or pursuant to this Security Agreement or the Note secured hereby or any affidavit or certificate executed or sworn to in connection with either such document shall be false or misleading in any material respect; or

     h.   Further Encumbrance.  Pledgor, without the prior written consent of
          -------------------
          Secured Party, creates, places or permits to be created or placed, or through any act or failure to act, acquiesces in the placing of, or allows to remain, any mortgage, pledge, lien (statutory, constitutional or contractual), security interest, encumbrance or charge on the Collateral, unless the same is expressly subordinate to the security interest arising hereunder. The holder of any lien or security interest (whether superior or inferior to the lien created hereby) on the Collateral (without hereby implying Secured Party's consent to the existence, placing, creating or permitting of any such lien or security interest) institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

     Section 2.02.  Remedies.

     a. Upon the happening of any Event of Default specified in Section 2.01, Secured Party may declare the entire principal amount of all Indebtedness then outstanding, including interest accrued thereon, to be immediately due and payable (provided that the occurrence of any event described in Subsections 2.01(c) or (d) shall automatically accelerate the maturity of the Indebtedness, without the necessity of any action by Pledgor) without presentment, demand, protest, notice of protest or dishonor, further notice of default, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or other notice of any kind, all of which are expressly waived by Pledgor.

     b. If all or any part of the Indebtedness shall become due and payable as specified in (a) above, then, after the expiration of thirty days from the date of any Event of Default that triggered such Indebtedness to become due and payable as specified in (a) above (the "Thirty Day Wait Period"), and not before such time, Secured Party shall have the right to exercise all of the rights, and shall be bound by the obligations, accorded to a secured party after default as provided under Article Nine of the Texas Business and Commerce Code as presently in effect (the "Code"). During the Thirty Day Wait Period, the Secured Party may not dispose of the Collateral pursuant to the provisions of the Code. However, during the Thirty Day Wait Period, the Secured Party may take any steps that it deems reasonable, in its sole discretion, to prepare for any disposition of the Collateral pursuant to the provisions of the Code.

     Section 2.03. Exercise of Rights. Time shall be of the essence for the performance of any act under this Security Agreement, but neither Secured Party's acceptance of partial or delinquent payment nor any forbearance, failure or delay by Secured Party in exercising any right, power or remedy shall be deemed a waiver of any Indebtedness or of any right, power or remedy of Secured Party or preclude any other or further exercise thereof; and no single or partial exercise of any right, power or remedy shall preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

     Section 2.04. Remedy and Waiver. Secured Party may remedy any default and may waive any default without waiving the default remedied or waiving any prior or subsequent default.

                                  ARTICLE III

                                 MISCELLANEOUS

     Section 3.01. Preservation of Liability. Neither this Security Agreement nor the exercise by Secured Party of (or failure to so exercise) any right, power or remedy conferred herein or by law shall be construed as relieving Pledgor from full liability on the Indebtedness and for any deficiency thereon.

     Section 3.02. Notices. Any notice or demand to Pledgor under this Security Agreement or in connection with this Security Agreement may be given and shall conclusively be deemed and considered to have been given and received three (3) days after the deposit thereof, in writing, duly stamped and addressed to Pledgor and to Kirschner & Pasternack, L.L.P. at the addresses set forth on the signature page of this Agreement, unless Pledgor or Kirschner & Pasternack, L.L.P. has notified Secured Party in writing at Secured Party's address next to Secured Party's signature below of a change of said addresses, in the U.S. Mail, but actual notice, however given or received, shall always be effective.

     Section 3.03. Construction. THIS SECURITY AGREEMENT HAS BEEN MADE IN AND THE SECURITY INTEREST GRANTED HEREBY IS GRANTED IN AND BOTH SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS (EXCEPT TO THE EXTENT THAT THE LAWS OF ANY OTHER JURISDICTION GOVERN THE PERFECTION AND PRIORITY OF THE SECURITY INTEREST GRANTED HEREBY) AND OF THE UNITED STATES OF AMERICA, AS APPLICABLE, IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY, ENFORCEMENT AND PERFORMANCE.

     Section 3.04. Amendment and Waiver. This Security Agreement may not be amended, altered or modified (nor may any of its terms be waived) except in writing duly signed by Secured Party and Pledgor.

     Section 3.05. Invalidity. If any provision of this Security Agreement is rendered or declared invalid, illegal or unenforceable by reason of any existing or subsequently enacted legislation or by a judicial decision which shall have become final, Pledgor and Secured Party shall promptly meet and negotiate substitute provisions for those rendered invalid, illegal or unenforceable, but all of the remaining provisions shall remain in full force and effect.

     Section 3.06. Successors and Assigns. The covenants, representations, warranties and agreements herein set forth shall be binding upon Pledgor and shall inure to the benefit of Secured Party and Secured Party's legal representatives, successors and assigns.

     Section 3.07. Survival of Agreements. All representations and warranties of Pledgor herein, and all covenants and agreements herein not fully performed before the effective date of this Security Agreement, shall survive such date.

     Section 3.08. Titles of Articles and Sections. All titles or headings to articles, sections or other divisions of this Security Agreement are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections or other divisions, such other content being controlling as to the agreement between the parties hereto.

     Section 3.09. Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

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

               [SIGNATURE PAGE TO PLEDGE AND SECURITY AGREEMENT]

          IN WITNESS WHEREOF, the undersigned has executed this Security Agreement effective as of the date first written above.

ADDRESSES:                      PLEDGOR:

1023 Morales Street             ENVIRO-CLEAN OF AMERICA, INC.
San Antonio, TX 78207
Attn: Randall Davis, President
                                By:
                                     --------------------------------
                                     Randall Davis, President



                                SECURED PARTY:


12531 Elm Manor                 ______________________________________
San Antonio, TX 78230           MICHAEL ROSE



          Kirschner & Pasternack, L.L.P. hereby executes this Agreement to evidence its consent and agreement to the terms of Section 1.02(d) hereto relating to the execution of the Agency Agreement:

                                KIRSCHNER & PASTERNACK, L.L.P.
8 Bond Street, Suite 100
Great Neck, NY 11021
                                By:
                                       ------------------------------------
                                Name:
                                       ------------------------------------
                                Its:
                                       ------------------------------------

                                       8
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                                  EXHIBIT "A"

                         [Attach the Agency Agreement]

                                       9